                                                                    Exhibit 25.1

--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549
                        ______________________________

                                   FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
             OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                        ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                    BANKERS TRUST COMPANY
                    LEGAL DEPARTMENT
                    130 LIBERTY STREET, 31ST FLOOR
                    NEW YORK, NEW YORK  10006
                    (212) 250-2201
           (Name, address and telephone number of agent for service)
                        ______________________________

                       ENSCO International Incorporated
              (Exact name of obligor as specified in its charter)


      TEXAS                                              76-0232579
      (State or other jurisdiction of                    (I.R.S. employer
      Incorporation or organization)                     Identification no.)


      2700 FOUNTAIN PLACE
      DALLAS, TEXAS                                      75202-2792

           (Address of principal executive offices)      (Zip Code)

                       ENSCO INTERNATIONAL INCORPORATED
                        $150,000,000 OF NOTES DUE 2007
                      $150,000,000 OF DEBENTURES DUE 2027
                      (Title of the indenture securities)

ITEM   1. GENERAL INFORMATION.
                 Furnish the following information as to the trustee.

             (a) Name and address of each examining or supervising authority to which it is subject.

              NAME                                          ADDRESS
              ----                                          -------

              Federal Reserve Bank (2nd District)           New York, NY
              Federal Deposit Insurance Corporation         Washington, D.C.
              New York State Banking Department             Albany, NY

             (b) Whether it is authorized to exercise corporate trust powers.
                 Yes.

ITEM   2. AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.

ITEM 3.-15.      NOT APPLICABLE

ITEM  16.        LIST OF EXHIBITS.

          EXHIBIT 1 -  Restated Organization Certificate of Bankers Trust
                       Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -Incorporated herein by reference to
                       Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

          EXHIBIT 2 -  Certificate of Authority to commence business -
                       Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


          EXHIBIT 3 -  Authorization of the Trustee to exercise corporate trust powers -Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

          EXHIBIT 4 -  Existing By-Laws of Bankers Trust Company, as amended on
                       February 18, 1997, Incorporated herein by reference to
                       Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

          EXHIBIT 5 -  Not applicable.

          EXHIBIT 6 -  Consent of Bankers Trust Company required by Section
                       321(b) of the Act. - Incorporated herein by reference to
                       Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

          EXHIBIT 7 -  The latest report of condition of Bankers Trust Company dated as of June 30, 1997. Copy attached.

          EXHIBIT 8 -  Not Applicable.

          EXHIBIT 9 -  Not Applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 14th day of November, 1997.


                              BANKERS TRUST COMPANY



                              By:  /s/ Vincent Chorney
                                  -------------------------------------------
                                    Vincent Chorney
                                    Assistant Vice President


Legal Title of Bank:         Bankers Trust Company       Call Date:  6/30/97    ST-BK:  36-4840    FFIEC 031
Address:                     130 Liberty Street          Vendor ID: D           CERT:  00623       Page  RC-1
City, State   ZIP:           New York, NY  10006                                                   11
FDIC Certificate No.:         0    0   6   2   3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                   -------------------
                                                                                    C400
                                                                      ---------------------------------
                                           Dollar Amounts in Thousands    RCFD  Bil Mil Thou
-------------------------------------------------------------------------------------------------------
ASSETS                                                                  ///////////////////
 1.  Cash and balances due from depository                                     ////////////////////
     institutions (from Schedule RC-A):...............................
     a. Noninterest-bearing balances and currency and coin (1)........  0081           1,724,000  1.a.
     b. Interest-bearing balances(2)..................................  0071           2,648,000  1.b.
 2.  Securities:...................................................... ///////////////////
     a. Held-to-maturity securities (from Schedule RC-B, column A )...  1754                   0  2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D ).  1773           3,990,000  2.b
 3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds sold............................................  1350          26,430,000
     b. Securities purchased under agreements to resell............... ///////////////////
 4.  Loans and lease financing receivablles:
     a. Loans and leases, net of unearned income                       ///////////////////
        (from Schedule RC-C)............RCFD 2122        17,815,000... ///////////////////        4.a.
     b. LESS:  Allowance for loan and
        lease losses....................RCFD 3123           723,000... ///////////////////        4.b.
     c. LESS: Allocated transfer
        risk reserve....................RCFD 3128                 0... ///////////////////        4.c
     d. Loans and leases, net of unearned income,                      ///////////////////
        allowance, and reserve (item 4.a minus 4.b
        and 4.c)......................................................  2125          17,092,000  4.d.
 5.   Assets held in trading accounts.................................  3545          40,350,000  5.
 6.   Premises and fixed assets (including
      capitalized leases).............................................  2145             937,000  6.
 7.   Other real estate owned (from Schedule  RC-M)...................  2150             195,000  7.
 8.   Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M).......................  2130              96,000  8.
 9.   Customers' liability to this bank on
      acceptances outstanding.........................................  2155             691,000  9.
10.   Intangible assets (from Schedule RC-M)..........................  2143              85,000  10.
11.   Other assets (from Schedule RC-F)...............................  2160           4,633,000  11.
12.   Total assets (sum of items 1 through 11)........................  2170          98,871,000  12.
                                                                      ---------------------------------

__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:         Bankers Trust Company       Call Date:  6/30/97    ST-BK:  36-4840    FFIEC 031
Address:                     130 Liberty Street          Vendor ID: D           CERT:  00623       Page  RC-2
City, State   ZIP:           New York, NY  10006                                                   12
FDIC Certificate No.:         0    0   6   2   3

SCHEDULE RC-CONTINUED

                              Dollar Amounts in Thousands                     Bil Mil Thou
----------------------------------------------------------------------------------------------------------
LIABILITIES                                                       ///////////////////
13.  Deposits:                                                    ///////////////////
     a. In domestic offices (sum of totals of columns A
        and C from Schedule RC-E, part 1)............................RCON  2200          18,026,000 13.a.
             (1) noninterest-bearing (1)...RCON 6631  3,184,000....///////////////////              13.a(1)
             (2) Interest-bearing ........RCON 6636 14,842,000....///////////////////               13.a(2)
     b.  In foreign offices, Edge and Agreement  subsidiaries,
         and IBFs (from Schedule RC-E part II)                       RCFN  2200          22,173,000 13.b.
             (1) noninterest-bearing ......RCFN 6631  1,454,000....              ///////////////////
             (2) Interest-bearing ........RCFN 6636 20,719,000....//////////////////                13.b(2)

14.  Federal funds purchased and securities sold under
     agreements to repurchase in  domestic offices of the
     bank and of its domestic offices of the bank and of            ////   2800          14,623,000 14.
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased...................................   RCFD   0278                    14.b
     b. Securities sold under agreements to repurchase               RCFD   0279
15.  a. Demand notes issued to the U.S. Treasury..................   RCON   2840           0        15.a
     b. Trading liabilities.......................................   RCFD   3548         19,819,000 15.b
16. Other borrowed money:                                           ////////////////
    a. With original maturity of one year or less.................   RCFD   2332          6,877,000 16.a
    b. With original maturity of more than one year...............   A547                   217,000 16.b
    c. With a remaining maturity of more than three years.........   A548                 4,848,000 16.c
17. Mortgage indebtedness and obligations under capitalized leases

18. Bank's liability on acceptances executed and outstanding......   RCFD  2920             691,000 18.
19. Subordinated notes and debentures.............................   RCFD  3200           1,251,000 19.
20. Other liabilities (from Schedule RC-G)........................   RCFD  2930           4,872,000 20.
21. Total liabilities (sum of items 13 through 20)................   RCFD  2948          93,397,000
                                                                  //////////////////
22. Limited-life preferred stock and related surplus..............   RCFD  3282           0         22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................   RCFD  3838           1,000,000 23.
24. Common stock..................................................   RCFD  3230           1,001,000 24.
25. Surplus (exclude all surplus related to preferred stock)......   RCFD  3839             540,000 25.
26. a. Undivided profits and capital reserves.....................   RCFD  3632           3,314,000 26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities..............................   RCFD  8434           (   3,000)26.b
27. Cumulative foreign currency translation adjustments...........   RCFD  8284           ( 378,000)27.
28. Total equity capital (sum of items 23 through 27).............   RCFD  3210           5,474,000 28.
29. Total liabilities limited-life preferred stock, and equity                 ////////////////////
    capital (sum of items 21, 22, and 28).........................   RCFD  3300          98,871,000 29.
                                                                   -----------------------------------
Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below
     that best describes the most comprehensive level of auditing                             Number
     work performed for the bank by independent external                                   ----------
     auditors as of any date during 1996 .........................   RCFD  6724                N/A   M

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

-----------------------------------

(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.


                              State of New York,

                              Banking Department



     I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,
this   27TH    day of  June     in the Year of our Lord one thousand nine
     ---------        --------
hundred and NINETY-SEVEN.



                                              /s/ Manuel Kursky
                                        --------------------------------
                                         Deputy Superintendent of Banks

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                           ORGANIZATION CERTIFICATE

                               OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                       /s/  James T. Byrne, Jr.
                                     -------------------------------
                                         James T. Byrne, Jr.
                                         Managing Director


                                       /s/  Lea Lahtinen
                                     -------------------------------
                                         Lea Lahtinen
                                         Assistant Secretary

State of New York   )
                    )  ss:
County of New York  )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                       /s/  Lea Lahtinen
                                     -------------------------------
                                         Lea Lahtinen

Sworn to before me this 19th day
of June, 1997.


       Sandra L. West
---------------------------
       Notary Public

            SANDRA L. WEST
    Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
 Commission Expires September 19, 1998